LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE The undersigned, as an officer or director of Dropbox, Inc. (the “Corporation”), hereby constitutes and appoints William Yoon and Cara Angelmar, each the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in- fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended). This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney is executed as of the date set forth below. Signature: Print Name: Ross Tennenbaum Dated: 11 / 08 / 2025 Doc ID: 03fac1221619bdd87afc102475837ccebbf61276

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Title	Sec 16 Power of Attorney Ross T
File name	Section_16_Power_of_Attorney__RT_.docx
Document ID	03fac1221619bdd87afc102475837ccebbf61276
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

SENT	10 / 30 / 2025 23:55:59 UTC	Sent for signature to Ross Tennenbaum (rosstennenbaum@gmail.com) from jlelannic@dropbox.com IP: 136.226.54.184
VIEWED	10 / 31 / 2025 05:10:56 UTC	Viewed by Ross Tennenbaum (rosstennenbaum@gmail.com) IP: 134.238.189.212
SIGNED	11 / 08 / 2025 18:20:39 UTC	Signed by Ross Tennenbaum (rosstennenbaum@gmail.com) IP: 134.238.189.212
COMPLETED	11 / 08 / 2025 18:20:39 UTC	The document has been completed.

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